                                                                     EXHIBIT 4.3


                                                       NO. _____________________


_________                  THE COMMONWEALTH OF MASSACHUSETTS
Examiner                        WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
_________             (General Laws, Chapter 156B, Section 72)
Name
Approved        We, MITCHEL SAYARE                                                                 , *President
                    ------------------------------------------------------------------------------

                and JONATHAN KRAVETZ                                                               , *Clerk
                    ------------------------------------------------------------------------------

                of IMMUNOGEN, INC.                                                                 ,
                   -------------------------------------------------------------------------------
                           (EXACT NAME OF CORPORATION)

                located at 128 SIDNEY STREET, CAMBRIDGE, MA 02139                                  ,
                           -----------------------------------------------------------------------
                                     (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

                certify that these Articles of Amendment affecting articles numbered:

                  3
                ----------------------------------------------------------------------------------
                          (NUMBERED THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

                of the Articles of Organization were duly adopted at a meeting held on
                November 13, 2001, by vote of:
                ------------------------------

                33,250,272 shares of        Common Stock                of      39,680,326       shares outstanding,
                ----------           ----------------------------------    ---------------------
                                     (type, class & SERIES, IF ANY)

                           NO PREFERRED STOCK ISSUED & OUTSTANDING

                            shares of                                   of                        shares outstanding, and
                -----------           ---------------------------------    ----------------------
                                      (type, class & series, if any)

                            shares of                                   of                        shares outstanding,
                -----------           ---------------------------------    ----------------------
                                      (type, class & series, if any)

C      [  ]

P      [  ]  (1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)** being at

M      [  ]  least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or

R.A.   [  ]  series of stock whose rights are adversely affected thereby:

-----------
P.C.


-------------------------
         *DELETE THE INAPPLICABLE WORDS. **DELETE THE INAPPLICABLE CLAUSE.
         (1) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70.
         (2) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 71.
         NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To CHANGE the number of shares and the part value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:


----------------------------------------------------------------------------------------------------------------------------------
              WITHOUT PAR VALUE STOCKS                                             WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------------------
       TYPE:                NUMBER OF SHARES                TYPE                NUMBER OF SHARES                 PAR VALUE
----------------------------------------------------------------------------------------------------------------------------------
      Common:                                             Common:               50,000,000                       $.01
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
     Preferred                                            Preferred:             5,000,000*                       $.01
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

CHANGE the total authorized to:


----------------------------------------------------------------------------------------------------------------------------------
              WITHOUT PAR VALUE STOCKS                                             WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------------------
       TYPE:                NUMBER OF SHARES                TYPE                NUMBER OF SHARES                 PAR VALUE
----------------------------------------------------------------------------------------------------------------------------------
     Common:                                              Common:               75,000,000                       $.01
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
     Preferred                                            Preferred:             5,000,000*                      $.01
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


              *Preferred:           Series A Convertible Preferred     2,500
                                    Shares $.01 par value
                                    Series B Convertible Preferred     3,000
                                    Shares $.01 par value
                                    Series C Convertible Preferred     3,000
                                    Shares $.01 par value
                                    Series D Convertible Preferred     1,000
                                    Shares $.01 par value
                                    Series E Convertible Preferred     2,400
                                    Shares $.01 par value

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Late effective date:                                                   .
                     --------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this         13TH            day of NOVEMBER          , 2001
                                            -----------------------        ------------------  ---------- ,


  /s/ Mitchel Sayare                                                                                      , *President
---------------------------------------------------------------------------------------------------------


  /s/ Jonathan L. Kravetz                                                                                 *Clerk
---------------------------------------------------------------------------------------------------------

*DELETE THE INAPPLICABLE WORDS.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


--------------------------------------------------------------------------------


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ____ day of ____________, 20 ______.

EFFECTIVE DATE:
                ----------------------------------------------------------------



                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                   JONATHAN KRAVETZ, ESQUIRE
                   -------------------------------------------------------------

                   MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                   -------------------------------------------------------------

                   ONE FINANCIAL CENTER, BOSTON, MA 02111
                   -------------------------------------------------------------

                   Telephone:  617 542-6000
                               -------------------------------------------------